UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 12, 2020

TRINET GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware		001-36373	95-3359658
(State or other jurisdiction of incorporation or organization)		(Commission File Number)	(I.R.S. Employer Identification No.)
One Park Place, Suite 600
Dublin,	CA		94568
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code: (510) 352-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock par value $0.000025 per share	TNET	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02(b) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 13, 2020, TriNet Group, Inc. (the “Company”) announced that Kelly Lee Tuminelli (formerly Kelly Groh), age 52, will join TriNet USA, Inc. (“TriNet,” which is a subsidiary of the Company) as its Executive Vice President of Finance, effective September 8, 2020. On August 12, 2020, the Board of Directors of the Company approved Ms. Tuminelli’s future appointment as the Company’s Executive Vice President and Chief Financial Officer, and as the Company’s Principal Financial Officer and Principal Accounting Officer, immediately following the filing of the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2020. Ms. Tuminelli has more than 30 years of financial services experience in the insurance, investment and consulting industries. Prior to joining the Company, Ms. Tuminelli served at Genworth Financial (formerly GE Financial Assurance), a leading provider of mortgage insurance and long-term care insurance, as Executive Vice President and Chief Financial Officer from October 2015 to August 2020, as Chief Accounting Officer and Senior Vice President of Financial Reporting and Operations from May 2012 to October 2015, as Senior Vice President of Investment Portfolio Management from April 2010 to April 2012, and as Senior Vice President and Chief Financial Officer of Genworth’s Retirement and Protection Segment from August 2008 through December 2010, and prior to that, she served in various finance roles of increasing responsibility since she joined a predecessor company to Genworth Financial in March 1996. Prior to her time at Genworth Financial, she was a manager at PricewaterhouseCoopers LLP. She is a Certified Public Accountant and a Chartered Global Management Accountant.  Ms. Tuminelli holds a Bachelor of Arts Degree in Business Administration, Accounting, from the University of Washington.
Ms. Tuminelli’s employment is at-will and, pursuant to an employment agreement (the “Employment Agreement”) with TriNet, Ms. Tuminelli will be entitled to receive the following: (i) an annual base salary of $625,000, (ii) eligibility to participate in the Company’s annual executive cash incentive plan for 2020, with a 2020 target incentive equal to 100% of her annual base salary, pro-rated based on her actual service period in 2020, (iii) a recommendation for an equity grant with a grant date value of $3,000,000 comprised of time-vested restricted stock units (the “RSU Award”), (iv) a sign-on cash bonus payment of $1,000,000 to be paid on one lump sum no later than December 31, 2020, (v) a lump sum cash payment of $400,000 to assist with relocation expenses, and (vi) eligibility to participate in the Company’s standard employee benefit plans that are available to the Company’s employees generally, as in effect from time to time, subject to the terms and conditions of such plans. Ms. Tuminelli’s RSU Award will be subject to the Company’s standard four-year vesting schedule for new hires, with one-fourth of the total shares subject to the RSU Award (rounded down to the nearest whole share) vesting on the first anniversary of the date of grant, and thereafter one-sixteenth of the total shares vesting on the 15th day of the second month of each calendar quarter after the first anniversary of the date of grant (rounded down to the nearest whole share, except for the last vesting installment which will be rounded up or down, as necessary, to account for any prior fractional shares), in each case provided that she is an Employee, Non-Employee Director or Consultant (each as defined in the Company’s 2019 Equity Incentive Plan) of the Company or TriNet on such vesting date.
Ms. Tuminelli will also be eligible to participate in the Company’s Amended and Restated Executive Severance Benefit Plan (the “Plan”), which provides for certain payments and benefits upon a Change in Control Termination or a Non-Change in Control Termination that results in Ms. Tuminelli’s Separation from Service, as each foregoing capitalized term is defined in the Plan.
The foregoing description of the Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Employment Agreement, a copy of which will be filed concurrently with filing of the Company’s next quarterly report on Form 10-Q.
There are no family relationships between Ms. Tuminelli and any director or executive officer of the Company, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Effective immediately upon the appointment of Ms. Tuminelli as the Company’s Chief Financial Officer, Principal Financial Officer, and Principal Accounting Officer, Michael Peter Harris Murphy will be stepping down from his positions as the Company’s Interim Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
99.1	Press Release entitled "Kelly Tuminelli to be Appointed TriNet Chief Financial Officer" dated August 13, 2020.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release entitled "Kelly Tuminelli to be Appointed TriNet Chief Financial Officer" dated August 13, 2020.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TriNet Group, Inc.
Date:	August 13, 2020	By:	/s/ Samantha Wellington
Samantha Wellington
Senior Vice President, Chief Legal Officer and Secretary